UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2024

IonQ, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39694	85-2992192
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4505 Campus Drive College Park, Maryland	20740
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 301 298-7997

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	IONQ	New York Stock Exchange
Warrants, each exercisable for one share of common stock for $11.50 per share	IONQ WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amended Severance Plan and Amendment to Performance Based Award Agreements

On December 3, 2024, the Board of Directors (the “Board”) of IonQ, Inc. (the “Company”) adopted an amendment to the Company’s Executive Severance Plan (previously named our Change in Control Severance Plan) (the “Plan”) to make certain changes to the Plan which was previously adopted by the Board on July 22, 2021. The Plan provides for certain severance payments and benefits to eligible executives, including each of the Company’s named executive officers, in the event that the Company terminates the employment of an eligible executive without Cause (as defined in the Plan) or if an eligible executive resigns with Good Reason (as defined in the Plan) in qualifying circumstances (such termination or resignation, a “Covered Termination”).

The material terms of the Plan, which is filed as Exhibit 10.36 to the Company’s Registration Statement on Form S-4/A (File No. 333-254840) with the U.S. Securities and Exchange Commission (“SEC”) on August 5, 2021, remain unchanged by the amendment, except that (1) any termination occurring following the Change in Control Period (as defined in the Plan) will not qualify as a Covered Termination; (2) in a Covered Termination occurring prior to a Change in Control, an eligible executive will be eligible to receive his or her target annual bonus and pro-rated target annual bonus for the year in which the Covered Termination occurs and acceleration of his or her unvested time-based vesting equity awards; (3) the mere conversion of the Company to a subsidiary, division or unit of an acquiring entity in connection with a Change in Control (as defined in the Plan), or a change in the eligible executive’s reporting relationships or title following a Change in Control, will continue to not be deemed a material diminution of the duties, authority or responsibilities of an eligible executive in and of itself for the purposes of the definition of Good Reason, except in the case of our Chief Executive Officer; (4) the relocation of an eligible executive’s primary work location will not represent Good Reason if the eligible executive is permitted to work from home; and (5) in a Covered Termination occurring upon or within 12 months following a Change in Control, an eligible executive will be eligible to receive his or her pro-rated target annual bonus for the year in which the Covered Termination occurs.

The foregoing description of the Amended Plan is qualified in its entirety by reference to the Executive Severance Plan and Summary Plan Description, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Additionally, on December 3, 2024, the Board approved an amendment (the “Amendment”) to each of the Company’s outstanding Performance Based Award Agreements, which include agreements with each of the Company’s named executive officers (the “Award Agreements”), to provide that (1) the methodology for determining the number performance stock units (“PSUs”) that will accelerate in the case of an Involuntary Termination (as defined in the Award Agreement) upon or within 12 months following a Change in Control (as defined in the Award Agreement) will be the greater of (x) the target number of PSUs under the award or (y) based on projected performance achievement, provided that the satisfaction of the stock price hurdle will continue to apply, and (2) the definition of Good Reason for the purposes of the Award Agreement will be the same definition used in the Plan.

The foregoing description of the Amendment is qualified in its entirety by reference to the form of Award Agreement (as amended), a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Executive Severance Plan and Summary Plan Description (as amended December 3, 2024)

10.2*	Form of Performance-Based Award Grant Package (as amended December 3, 2024)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Portions of this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(10)(iv). The Registrant agrees to furnish a copy of an unredacted agreement to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IonQ, Inc.

Date: December 6, 2024	By:	/s/ Stacey Giamalis
Stacey Giamalis Chief Legal Officer and Corporate Secretary